Exhibit 99.2

REPORT AGGREGATING CERTAIN MONTHLY INFORMATION TO CERTIFICATEHOLDERS

1.	The amount of such distribution allocable to principal:

Pool Series	Amount Allocable to Principal

2002-2	$20,319,903.25

2.	The amount of such distribution allocable to interest:

Pool Series	Amount Allocable to Interest

2002-2	$13,517,019.95

3.	The amount of such distribution allocable to any excess interest or excess cash distribution in connection with any overcollateralization feature:

Pool Series	Initial Collateralization	Increases	Balance at June 30, 2001

2002-2	--	$4,601,386.84	$4,601,386.84

4.	Total amount of any insured payment included in the amount distributed:

Pool Series	Amount

2002-2	--

5.	The amount of any fee paid in respect of credit enhancement for the related collection period (represents amount held in Expense Account at Bankers Trust at June 30, 2003):

Pool Series	Amount

2002-2	--

6.	The amount of unreimbursed monthly advances and/or servicing advances:

Pool Series	Amount

2002-2	--

7.	The aggregate amount (a) otherwise allocable to the subordinated Certificateholders on such distribution date, and (b) withdrawn from reserve account, if any, that is included in the amounts distributed with respect to senior certificateholders:

Pool Series	Amount

2002-2	--

8.	The aggregate outstanding principal balance of the Mortgage Loans in the related pool or Mortgage Loan Group:

Pool Series	Amount

2002-2	$294,638,086.14

9.	The number and aggregate principal balance of Mortgage Loans in the related mortgage pool contractually delinquent (a) 30 to 59 days, (b) 60 to 89 days and (c) 90 days or more as of the end of the related collection period:

Pool Series	30-59 Days	60-89 Days	90+ Days

2002-2
Principal Balance	$4,772,753.07	$1,018,369.31	$107,155.31
Number of Loans	48	7	2

10.	The aggregate principal balances of Mortgage Loans in foreclosure or other similar proceedings and the aggregate principal balances of Mortgage Loans, the mortgagor of which is known by the Servicer to be in bankruptcy as of the end of the period:

Pool Series	Loans in Foreclosure	Loans in Bankruptcy

2002-2
Principal Balance	$4,775,000.59	$1,695,152.28
Number of Loans	48	18

11.	The certificate principal balance of each Class of Certificate:

Pool Series	Certificate Principal Balance

2002-2	$290,036,699.30